UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 7, 2022
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35897	No.	52-1222820
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue
New York	New York		10169
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th	VOYAPrB	New York Stock Exchange
interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 7, 2022, Voya Financial, Inc. (the “Company”) announced that, effective as of such date, Heather Lavallee has been appointed President and Chief Executive Officer-Elect (“CEO-Elect”) and that, effective January 1, 2023, Ms. Lavallee will succeed Rodney O. Martin, Jr., as the Company’s next Chief Executive Officer. Ms. Lavallee has also been appointed to the Board of Directors of the Company (the “Board”) effective immediately. Mr. Martin will continue to serve as Chief Executive Officer and Chairman of the Board until December 31, 2022 and, commencing January 1, 2023, will transition to the role of Executive Chairman of the Board.
Ms. Lavallee, age 52, has been employed by the Company for the past 14 years. Since March 2021, Ms. Lavallee has served as Chief Executive Officer of the Company’s Wealth Solutions business. Prior to her appointment to that position, Ms. Lavallee had served as President of Tax-Exempt Markets for the Company, and earlier was President of the Company’s Employee Benefits business. Ms. Lavallee’s appointment as President and CEO-Elect and as a director of the Company has been made in light of Ms. Lavallee’s extensive experience as an executive in two of the Company’s principal businesses, and her successful career in the retirement, employee benefits, and insurance industries. There are no arrangements or understandings between Ms. Lavallee and any other persons pursuant to which Ms. Lavallee has been appointed as the Company’s President and CEO-Elect or to the Board of Directors of the Company. There is no family relationship between Ms. Lavallee and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Lavallee that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.
In connection with the foregoing, the Company has entered into an amended and restated employment agreement, dated as of July 6, 2022 (the “Restated Agreement”) with Mr. Martin, which replaced and superseded Mr. Martin’s Employment Agreement with the Company, dated December 11, 2014, as subsequently amended (the “Original Agreement”).
Pursuant to the Restated Agreement, the term of Mr. Martin’s employment as Chief Executive Officer of the Company will continue to run through December 31, 2022, unless terminated earlier (the “CEO Term”). The term of Mr. Martin’s employment in the position of Executive Chairman of the Board will run from January 1, 2023 until February 29, 2024, unless terminated earlier (the “Executive Chairman Term”). Mr. Martin’s current annual rate of base salary of $1,200,000 will continue for the remainder of the CEO Term; and during the Executive Chairman Term, such annual base salary will be reduced to an annual rate of $1,025,000, representing a 15% decrease. Mr. Martin’s target bonus opportunity under the Company’s Annual Cash Incentive Plan (or “ACIP”) will continue to be 225% of his base salary in effect for the applicable fiscal year; however, his ACIP bonus for fiscal year 2024 will be prorated based on the number of days employed under the Executive Chairman Term in such fiscal year. The target value of Mr. Martin’s long-term incentive award will continue to be 750% of his base salary in effect for each of fiscal years 2022 and 2023.
The Restated Agreement continues to provide that Mr. Martin is entitled to participate in each of the Company’s employee benefit and welfare plans, including plans providing retirement benefits and medical, dental, hospitalization, and life or disability insurance, on a basis that is at least as favorable as that provided to other senior executives of the Company generally. Mr. Martin’s severance benefits as provided for under the Original Agreement will remain unchanged and will continue to apply between the CEO Term and the Executive Chairman Term.

In connection with her appointment as President and CEO-Elect, the Company made immediate changes to Ms. Lavallee’s compensation arrangements. The changes include an increase in Ms. Lavallee’s annual rate of base salary to $835,000; an increase in her target ACIP opportunity to $1,878,750; and an increase in her target long-term incentive opportunity to $4,801,250. In addition, Ms. Lavallee will receive a one-time grant of long-term incentive awards with a grant value of $5,000,000, consisting of eighty percent (80%) of performance stock units (“PSUs”) and twenty percent (20%) of restricted stock units (“RSUs”). The RSU portion cliff-vests on July 1, 2025. The PSU portion uses the Company’s stock price as vesting hurdles over a three-year period. The PSUs have six vesting hurdles, ranging from $69.10 to $119.10 in $10 increments, with each hurdle providing for vesting of 25% of the PSU grant, with a maximum vesting into 150% of the initial PSU grant if all price targets are achieved. No vesting of the PSUs can occur in the first year of the performance period. To the extent any portion of the PSU vests in the second year, Ms. Lavallee will not be entitled to receive delivery of the shares until the end of the three-year performance period. To the extent any portion of the PSU vests in the third year, shares will be delivered one year from vesting. If Ms. Lavallee’s employment with the Company is terminated without “cause”, she will be eligible to receive a pro-rata portion of the unvested RSUs and her unvested PSUs will remain eligible to vest in full based on actual performance.
Ms. Lavallee will continue to be covered by the Company’s Senior Manager Severance Plan, with her status moving from a “Tier One” participant under such plan to the “Principal Executive Officer” tier effective January 1, 2023.
In connection with the transition, the Company has awarded a one-time long-term incentive award to its other Executive Committee members, including Michael Smith, Charles Nelson, and Christine Hurtsellers, each of whom is a named executive officer of the Company. The grant value of each Executive Committee member’s award will be $1,000,000. The award structure consists seventy percent (70%) of PSUs with performance conditions based on share price hurdles and thirty percent (30%) of time-based RSUs. The terms and conditions of such RSUs and PSUs are generally the same as the RSUs and PSUs held by Ms. Lavallee; except that RSU grants to Executive Committee members will vest ratably in three annual tranches over three years, and PSU grants to Executive Committee members that vest in the second year of the three year performance period will be subject only to the one-year holding period from the vesting date. In addition, if an Executive Committee member’s employment with the Company is terminated without “cause”, he or she will be eligible to receive a pro-rata portion of the unvested RSUs only to the extent such termination occurs following the first anniversary of the grant date.
Item 7.01    Regulation FD Disclosure
On July 7, 2022, the Company announced that, effective as of such date, Heather Lavallee has been appointed President and CEO-Elect and, that effective January 1, 2023, Ms. Lavallee will succeed Rodney O. Martin, Jr., as the Company’s next Chief Executive Officer. In addition, Ms. Lavallee has been appointed to the Board of the Company, effective immediately. The press release announcing Ms. Lavallee’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
99.1    Press Release
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:        /s/ Trevor Ogle
Name:    Trevor Ogle
Title:    Senior Vice President and Deputy General Counsel
Dated: July 7, 2022